Immunic to Host Virtual Celiac Disease R&D Day to Highlight Current Pathways for Drug Development and Unmet Medical Need

– Conference Call and Webcast to be Held Today, February 9, 2023, at 11:00 am ET –

NEW YORK, February 9, 2023 – Immunic, Inc. (Nasdaq: IMUX), a clinical-stage biopharmaceutical company developing a pipeline of selective oral immunology therapies focused on treating chronic inflammatory and autoimmune diseases, announced that its Celiac Disease R&D Webcast will take place today, February 9, 2023 from 11:00 am to 1:00 pm ET.

Management of Immunic, including Daniel Vitt, Ph.D., Chief Executive Officer and President; Andreas Muehler, M.D., M.B.A., Chief Medical Officer; and Hella Kohlhof, Ph.D., Chief Scientific Officer, will be joined by renowned key opinion leaders to discuss the dynamics of this multifactorial, complex autoimmune disease, immune stimulation and its connection to clinical symptoms, the role of the epithelial barrier in the pathogenesis of the disease, current and potential treatment options, and the continued unmet medical need for effective therapeutics, which is driving an increased focus within the industry.

Featured key opinion leaders will be:

•	Joseph A. Murray, M.D., Professor of Medicine, Director, Celiac Disease Research, John and Shirley Berry Professor of Gastrointestinal Sciences, Division of Gastroenterology and Hepatology, Department of Internal Medicine, Mayo Clinic, Rochester, MN

o	Joseph A. Murray will discuss the role of the innate and adaptive immune system in celiac disease. He will focus on the relevance of the pro-inflammatory cytokine interleukin-2 (IL-2) as objective biomarker that correlates with onset and severity of symptoms after gluten exposure and its relevance for clinical celiac disease trials.

•	Michael Schumann, M.D., Attending Physician in Internal Medicine and Gastroenterology, Department of Gastroenterology, Infectious Diseases and Rheumatology, Campus Benjamin Franklin, Charité – Universitätsmedizin Berlin

o	Michael Schumann will discuss the role of the intestinal barrier function in the pathophysiology of celiac disease by dissecting paracellular and transcellular mechanisms. He will present research results from preclinical models investigating tight junction assembly defects impacting paracellular transport and will provide insights into altered transcellular passage of gliadin fragments.

“We look forward to hosting this deep-dive discussion, focused on the current challenges of treating celiac disease with two, such renowned thought leaders as Drs. Murray and Schumann,” stated Daniel Vitt, Ph.D., Chief Executive Officer and President of Immunic. “The only current treatment option for celiac patients is life-long, strict adherence to a gluten-free diet, yet many of those who follow such a protocol still experience persistent disease activity, leading to a significant unmet need for this patient population. With the participation of these two key opinion leaders, this event will help to illuminate the most important issues being considered by the industry, today. Immunic, itself, remains committed to its research in this area and we currently expect to provide initial results from the Part C portion of our ongoing phase 1 clinical trial of IMU-856 in celiac disease patients, in mid-2023.”

Webcast Information

The Celiac Disease R&D Day webcast will be held virtually via Zoom. To participate, please register in advance at: https://imux.zoom.us/webinar/register/WN_wI-01YeJSbe4XRTFO1PLQw.

Registrants will receive a confirmation email containing a link for online participation or a telephone number for dial in access.

An archived replay of the webcast will be available approximately one hour after completion on Immunic’s website at: ir.imux.com/events-and-presentations.

About Celiac Disease

Celiac disease is a multifactorial, complex autoimmune disease caused by an inappropriate immune reaction against a degradation product of gluten in genetically susceptible individuals. It is characterized by small intestinal epithelial injury, elevated intestinal permeability, and nutrient malabsorption. Celiac disease causes debilitating signs and symptoms of malabsorption such as diarrhea, steatorrhea, fatigue, weight loss, anemia, osteopenia, and can lead to serious complications such as enteropathy-associated T-cell lymphoma. In children, nutrient malabsorption can affect growth and development, in addition to causing the symptoms seen in adults. There is currently no known cure or treatment for celiac disease and patients must adhere to a strict, life-long gluten-free diet which can help manage symptoms and avoid disease flareups. Celiac disease is estimated to affect 1 in 100 people, worldwide. In the U.S., alone, it is estimated that 2.5 million people are undiagnosed and are, therefore, at risk for long-term health complications.

About Immunic, Inc.

Immunic, Inc. (Nasdaq: IMUX) is a clinical-stage biopharmaceutical company with a pipeline of selective oral immunology therapies focused on treating chronic inflammatory and autoimmune diseases. The company is developing three small molecule products: its lead development program, vidofludimus calcium (IMU-838), a selective immune modulator that inhibits the intracellular metabolism of activated immune cells by blocking the enzyme DHODH and exhibits a host-based antiviral effect, is currently being developed as a treatment option for multiple sclerosis. IMU-935, a selective inverse agonist of the transcription factor RORγ/RORγt, is targeted for development in psoriasis, and castration-resistant prostate cancer. IMU-856, which targets the restoration of the intestinal barrier function, is targeted for development in diseases involving bowel barrier dysfunction and regeneration of bowel epithelium. For further information, please visit: www.imux.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, sufficiency of cash, expected timing and results of clinical trials, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Immunic’s three development programs and the targeted diseases; the potential for IMU-856 to safely and effectively target diseases; interpretation of preclinical and clinical data for IMU-856 and potential effects; the timing of current and future clinical trials and anticipated clinical milestones; the nature, strategy and focus of the company and further updates with respect thereto; and the development and commercial potential of any product candidates of the company. Immunic may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve substantial risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the COVID-19 pandemic, increasing inflation, impacts of the Ukraine – Russia conflict on clinical trials, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient financial and other resources to meet business objectives and operational requirements, the fact that the results of earlier preclinical studies and clinical trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by Immunic’s intellectual property, risks related to the drug development and the regulatory approval process and the impact of competitive products and technological changes. A further list and descriptions of these risks, uncertainties and other factors can be found in the section captioned “Risk Factors,” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022, and in the company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov or ir.imux.com/sec-filings. Any forward-looking statement made in this release speaks only as of the date of this release. Immunic disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. Immunic expressly disclaims all liability in respect to actions taken or not taken based on any or all the contents of this press release.

Contact Information

Immunic, Inc.

Jessica Breu

Head of Investor Relations and Communications

+49 89 2080 477 09

jessica.breu@imux.com

US IR Contact

Rx Communications Group

Paula Schwartz

+1 917 633 7790

immunic@rxir.com

US Media Contact

KOGS Communication

Edna Kaplan

+1 617 974 8659

kaplan@kogspr.com